                                                                    EXHIBIT 10.1
                       [LOGO OF TRUE NORTH APPEARS HERE]



                       PERSONAL & STRICTLY CONFIDENTIAL
                       --------------------------------



                               DONALD L. SEELEY
                               ----------------

                         FINANCIAL AND BENEFIT PACKAGE
                         -----------------------------



                                     DATE
                                     ----



                        TRUE NORTH COMMUNICATIONS INC.

PERSONAL
--------

                               DONALD L. SEELEY
                               ----------------

                         FINANCIAL AND BENEFIT PACKAGE
                         -----------------------------

KEY POINTS
----------
     .         Title
     .         Reporting Relationship

IMMEDIATE REMUNERATION
----------------------
     .         Base Salary
     .         Incentive Compensation
     .         Stock Options
     .         Contractual Obligations

ADDED/DEFERRED COMPENSATION
---------------------------
     .         True North Directors Part-Time Employment Agreement
     .         True North Profit Sharing/Profit Sharing Integration Plan
     .         True North Stock Purchase/Stock Purchase Integration Plan
     .         True North Employee Stock Incentive Plan
     .         Retirement Account Rollover
     .         Executive Insurance Investment Program

NON-FINANCIAL BENEFITS
----------------------
     .         Medical Coverage
     .         Dental Coverage
     .         Disability Plans
     .         Benefit Reimbursement
     .         Voluntary Life Insurance

MISCELLANEOUS
-------------
     .         Company Car
     .         Vacation/Holidays
     .         Physical Examination
     .         Air Travel
     .         Financial Planning
     .         Foundation Contributions
     .         Relocation Expenses

ATTACHMENTS
-----------
     .         Attachments 1 - 4


This material provides a brief summary of the compensation and benefit programs of True North Communications. The plan documents govern the operation and will control the interpretation of these plans.

                                  KEY POINTS
                                  ----------



 .    Title:                       Executive Vice President, Chief Financial
                                  Officer of True North Communications Inc.

 .    Reporting Relationship:      Bruce Mason, Chairman, Chief Executive Officer
     ----------------------

                                  Member of the Company's Management Board.

                            IMMEDIATE REMUNERATION
                            ----------------------


                      Base Salary/Incentive Compensation
                      ----------------------------------



 .    Base Salary:                  $380,000 per year.
     -----------


 .    Incentive Compensation:       As a senior executive of True North
     ----------------------
                                   Communications Inc., you will participate in the Company's Performance Program. (See Attachment 1 for details.) This program provides for three variable incentive compensation components with payouts based on the overall performance of the Company and attainment of individual goals and objectives.

                                   The three components are:

                                   Variable Incentive Compensation (VIC) is
                                   -------------------------------------
                                   based on a sliding scale as determined by the yearly increase in Company net income. This component can provide up to 105% of base salary. For 1997, a minimum annualized bonus of $300,000 will be guaranteed, with the amount prorated based on the actual date of hire.

                                   Deferred Variable Incentive Compensation
                                   ----------------------------------------
                                   (DVIC) is also based on the yearly net income
                                   ------
                                   increase and can provide up to 50% of base salary.

                                   Variable Incentive Stock Options (VISO) are
                                   ---------------------------------------
                                   also based on growth in net income with the amount of shares determined as equivalent in grant value up to 200% of the base salary on a sliding scale. Upon arrival, a grant of 20,000 shares of True North common stock will be awarded at the prevailing market rate.

                            IMMEDIATE REMUNERATION
                            ----------------------

                      Base Salary/Incentive Compensation
                      ----------------------------------

                                  (continued)


 .    Contractual Obligations:      .    If the Employer terminates employment
     -----------------------
                                        within the first 24 months from the date of hire, base salary and benefits will continue for the balance of the 24 months, subject to a minimum of 12 months. This payment guarantee is renewable for 12 months each year after its initial term.

                                   .    The Executive will participate in the
                                        Company's Asset Protection Plan which
                                        provides benefits equal to three times
                                        compensation if termination occurs as a
                                        result of a change-in-control. (See
                                        Attachment 2 for details.)

                          ADDED/DEFERRED COMPENSATION
                          ---------------------------


TRUE NORTH COMMUNICATIONS DIRECTORS PART-TIME EMPLOYMENT AGREEMENT
------------------------------------------------------------------

     . As a member of the Management Board, you will participate in this Program. (See Attachment 3 for details.)

     . The Plan provides an annual benefit of up to 45% of final five-year average compensation (base plus bonus) payable for five years.

     . The benefit is prorated for years of service less than 30 years, however, the Executive receives an additional year of credited service for each year served as a Management Board member.

     . The benefit can begin at age 55 or later and attainment of 5 or more years of service.


TRUE NORTH COMMUNICATIONS PROFIT SHARING*
----------------------------------------

     . True North's primary retirement program is a qualified plan and noncontributory on employee's part.

     . Company contribution up to 15% of total compensation each year depending on overall financial performance. (Recent history, 3-10%.)

     . Enter plan in January or July following 2-year Anniversary. Contributions begin after 2-year eligibility period. All contributions are 100% vested.

     . During the two-year eligibility waiting period, you will be provided with a phantom profit sharing contribution equivalent to that which you would have earned as a participant in this Plan. The amount determined will be credited annually to an account established on your behalf in the Stock Purchase Integration Plan (see below).



*Effective January 1, 1998, the Company is revising its Profit Sharing and Stock
 Purchase Plans. The revisions will provide for greater investment flexibility and more opportunities to save. See Attachment 4 for a summary of the changes.

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                     ADDED/DEFERRED COMPENSATION  (cont'd)
                     -------------------------------------


TRUE NORTH COMMUNICATIONS PROFIT SHARING INTEGRATION PLAN
---------------------------------------------------------

     . If the Profit Sharing Plan's contribution is limited by IRS salary or contribution caps, this Plan will provide for the additional contribution to which you are entitled.

     . These funds are 100% vested immediately and accrue interest at the 5-Year T-Note rate. All contributions and investment earnings are tax deferred.



TRUE NORTH COMMUNICATIONS STOCK PURCHASE PLAN*
---------------------------------------------

     .    A qualified 401(k) savings plan.

     . Immediate eligibility. Participation begins coincident with, or on next calendar quarter after date of hire.

     . Contributions up to 6-2/3% of total compensation through payroll deduction up to IRS limit ($9,500 in 1997); contributions are on a pretax basis.

     . Immediate company matching contribution equal to 50% of employee's contribution.

     . All contributions are used to purchase True North stock and are immediately 100% vested. All shares earn quarterly dividends which are used to purchase additional shares.

     . In-service loans and withdrawals are available under certain circumstances.



TRUE NORTH COMMUNICATIONS STOCK PURCHASE INTEGRATION PLAN
---------------------------------------------------------

     . Once the Stock Purchase Plan IRS contribution limit is achieved ($9,500 in 1997), senior executives are eligible for the Stock Purchase Integration Plan. This Plan allows continued contributions above the $9,500 limit with the company contributing 50c on each $1.00 invested.

     . These funds are 100% vested immediately and accrue interest at the 5-Year T-Note rate. All contributions and investment earnings are tax deferred.

                     -------------------------------------


TRUE NORTH COMMUNICATIONS EMPLOYEE STOCK INCENTIVE PLAN
-------------------------------------------------------

     . An annual award of eight shares of True North common stock is made to each employee if the company meets financial goals. The award is credited to the employee's Stock Purchase Plan account.


RETIREMENT ACCOUNT ROLLOVER
---------------------------

     . Funds from any qualified retirement plan may be rolled over to True North's Profit Sharing Trust and will earn accrued interest based on financial performance. Three investment options are available: a Balanced Fund, a Fixed Fund and a Money Market Fund.


TRUE NORTH COMMUNICATIONS SELECT EXECUTIVE PLAN
-----------------------------------------------

     . Provided exclusively to our most senior management, this Plan combines $1 million of company paid term Life Insurance and a 15-option investment plan which can accept employee contributions of after-tax dollars which earn tax-deferred interest.

     . The $1 million coverage is guaranteed with no physical required. Additional amounts above $1 million can be purchased by the Executive.

     . Upon arrival, information will be provided by the Plan Consultant to describe this unique Program.

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                            NON-FINANCIAL BENEFITS
                            ----------------------


MEDICAL COVERAGE
----------------

     . Provided to our most senior management, this comprehensive plan provides reimbursement of 100% of all eligible medical expenses including prescription drugs. The Employee shares in the cost of the Plan on a pretax basis. All benefits paid by the Plan are tax free to the individual.

     .    Coverage is available first day.

DENTAL COVERAGE
---------------

     . Provided to our most senior management, this comprehensive plan provides reimbursement of 100% of all eligible dental expenses. The Employee shares in the cost of the Plan on a pretax basis. All benefits paid by the Plan are tax free to the individual.

     .    Coverage is available first day.

DISABILITY PLANS
----------------

     . Short-term disability coverage initially provides 100% of pay for first four weeks, and 50% of pay for 22 weeks. The number of weeks paid at 100% increase as years of service increase. Coverage is completely Company paid.

     . Long-term disability coverage provides 40% of pay up to $4,000 of coverage per month, payable to age 65, paid for by the Company. The employee can purchase an additional 20% up to a total of $10,000 of coverage per month. Coverage is effective the first of the month following date of hire.

BENEFIT REIMBURSEMENT
---------------------

     . Allows up to $12,000 per year to be set aside on a pretax basis to meet eligible expenses for medical and dependent care ($5,000 cap on dependent care). Participation can start as of the first day of employment.

VOLUNTARY LIFE INSURANCE
------------------------

     . In addition to the Select Executive Plan, an additional $300,000 of life insurance may be purchased by the Executive.

                                 MISCELLANEOUS
                                 -------------


COMPANY CAR
-----------

     . True North will furnish, through purchase or lease, an automobile at a value of up to $40,000, or an annual allowance of approximately $10,750. True North will cover the cost of insurance, maintenance and fuel for the car. In addition, the Company will provide in-building parking.

VACATION/HOLIDAYS
-----------------

     . You will be entitled to four weeks' vacation, (however, extended vacations are permitted if time and workload permit).

     . True North typically honors 10 to 11 holidays per year, including one personal holiday to be used at the Employee's discretion for a civic or religious obligation.

PHYSICAL EXAMINATION
--------------------

     . Company paid comprehensive physical exam bi-annually to age 45, then annually thereafter.

AIR TRAVEL
----------

     .    First-class air travel will be reimbursed.

FINANCIAL PLANNING
------------------

     . An annual allowance of $4,000 for financial planning is provided. Arrangements have been made with Arthur Andersen to provide this service, but the Employee can utilize other individuals at their discretion.

FOUNDATION CONTRIBUTIONS
------------------------

     . An annual allowance of $2,000 is made available for charitable contributions of your choice from the Company's Foundation budget.

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                            MISCELLANEOUS  (cont'd)
                            -----------------------


RELOCATION EXPENSES
-------------------

     .    Transportation of household goods.

     . Closing costs for both the sale and purchase of a home. This includes broker fees, points (maximum of 3 points) and attorney fees.

     .    Two househunting trips (more if required).

     . Temporary housing for up to two months in the amount of $3,000 to $4,000/month, depending on availability of suitable accommodations.

     .    A one-time payment of $25,000 to the Executive.

I have reviewed and am in agreement with the contents of this financial and benefit package.

In addition, I understand my employment is in an "at will" capacity, which means that either I or True North may terminate the relationship at any time with or without cause. It is understood that neither party has an obligation to base a decision to terminate the employment relationship on any reason other than the intent not to continue the relationship.



Agreed & Accepted:



    /S/ Donald L. Seeley
--------------------------------           ___________________________
Donald L. Seeley



           6/20/97
--------------------------------           ___________________________
Date